Exhibit (n)(1)(i)

SCHEDULE A

to the

TWENTY-FIRST AMENDED AND RESTATED

MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

for

VOYA MUTUAL FUNDS

Name of Fund		Classes of Shares
	A	C	I	R	R6	W
Voya Global Bond Fund	√	√	√	√	√	√
Voya Global High Dividend Low Volatility	√	√	√	√	√	√
Fund
Voya International High Dividend Low	√	N/A	√	N/A	√	N/A
Volatility Fund
Voya Multi-Manager Emerging Markets Equity	√	√	√	√	N/A	√
Fund
Voya Multi-Manager International Equity Fund	√	√	√	√	N/A	√
Voya Multi-Manager International Factors Fund	N/A	N/A	√	N/A	N/A	√
Voya Multi-Manager International Small Cap	√	√	√	√	√	√
Fund
Voya Russia Fund	√	√	√	√	N/A	√

Schedule A Last Amended: October 25, 2024, to reflect the removal of Voya Global Diversified Payment Fund and Voya Global Perspectives® Fund.

SCHEDULE B

to the

TWENTY-FIRST AMENDED AND RESTATED

MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

for

VOYA MUTUAL FUNDS

12b-1 Distribution and Service Fees

Paid Each Year by the Funds (as a % of average net assets)

Name of Fund			Classes of Shares
	A	C	I	R	R6	W
Voya Global Bond Fund	0.25	1.00	N/A	0.50	N/A	N/A
Voya Global High Dividend Low	0.25	1.00	N/A	0.50	N/A	N/A
Volatility Fund
Voya International High Dividend Low	0.25	N/A	N/A	N/A	N/A	N/A
Volatility Fund
Voya Multi-Manager Emerging Markets	0.25	1.00	N/A	0.50	N/A	N/A
Equity Fund
Voya Multi-Manager International	N/A	N/A	N/A	N/A	N/A	N/A
Equity Fund
Voya Multi-Manager International	N/A	N/A	N/A	N/A	N/A	N/A
Factors Fund
Voya Multi-Manager International Small	0.25	1.00	N/A	0.50	N/A	N/A
Cap Fund
Voya Russia Fund	0.25	1.00	N/A	0.50	N/A	N/A

Schedule B Last Amended: October 25, 2024, to reflect the removal of Voya Global Diversified Payment Fund and Voya Global Perspectives® Fund.